As filed with the Securities and Exchange Commission on October 31, 1997

                                                      1940 Act File No. 811-2589






                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM N-1A


                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940       [ X ]

                                Amendment No. 21                [ X ]

                            EATON VANCE SERIES TRUST
               (Exact Name of Registrant as Specified in Charter)


                 24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
               (Registrant's Telephone Number including Area Code)



                                 Alan R. Dynner
                 24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
                     (Name and address of agent for service)

     Throughout this Registration Statement, information concerning Tax-Managed Growth Portfolio (the "Portfolio") (File No. 811-7409) is incorporated by reference from Amendment No. 38 to the Registration Statement of Eaton Vance Mutual Funds Trust (File No. 2-90946 under the Securities Act of 1933 (the "1933 Act")) (the "Amendment"), which was filed electronically with the Securities and Exchange Commission on October 30, 1997 (Accession No. 0000950156-97-000918). The Amendment contains the prospectus and statement of additional information ("SAI") of Eaton Vance Tax-Managed Growth Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio.

                                     PART A


     Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4. GENERAL DESCRIPTION OF REGISTRANT

     (a) (i) The Registrant is an open-end diversified management investment company organized on June 24, 1996, as a business trust under the laws of the Commonwealth of Massachusetts. The Registrant has established and designated seven separate series of shares. This registration statement relates to the series designated Capital Exchange Fund, Depositors Fund of Boston, Diversification Fund, Fiduciary Exchange Fund, Second Fiduciary Exchange Fund, and The Exchange Fund of Boston (the "Funds" or each a "Fund"). The Funds are the successor funds to Capital Exchange Fund, Inc., Depositors Fund of Boston, Inc., Diversification Fund, Inc., Fiduciary Exchange Fund, Inc., Second Fiduciary Exchange Fund, Inc., and The Exchange Fund of Boston, Inc., respectively (the "corporations" or each a "corporation") which commenced operations in 1965, 1964, 1960, 1966, 1966 and 1963, respectively. The seventh series of the Registrant, Vance Sanders Exchange Fund, was the subject of Amendment No. 20 to this Registration Statement. This Amendment is not intended to amend the registration of that Fund.

     (ii) The investment objective of each Fund is to achieve long-term, after-tax returns for its shareholders through investing in a diversified portfolio of equity securities. This objective is nonfundamental but the Trustees intend to submit any proposed change which would be material to shareholders for approval.

     Prior to the dates indicated below, each Fund invested directly in a portfolio of securities. Information provided herein for such prior periods reflects this investment practice. Commencing on the dates indicated below, each Fund seeks to achieve its investment objective by investing in the Portfolio. Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices from "The Fund's Investment Objective" and "Investment Policies and Risks" in the Feeder Fund prospectus.

                  Capital Exchange Fund              December 1, 1995
                  Depositors Fund of Boston          April 1, 1996
                  Diversification Fund               June 1, 1996
                  Fiduciary Exchange Fund            July 1, 1996
                  Second Fiduciary Exchange Fund     July 1, 1996
                  The Exchange Fund of Boston        July 1, 1996

Item 5. MANAGEMENT OF THE FUNDS

     (a) The Board of Trustees has overall responsibility for management of the Registrant.

     (b),  (c)  and  (g)  Registrant   incorporates  by  reference   information
concerning the Portfolio's management from "Management of the Fund and the Portfolio" in the Feeder Fund prospectus.

     (d) Eaton Vance Management ("Eaton Vance" or the "Administrator") acts as Administrator of the Funds, but currently receives no compensation for providing administrative services to the Funds. Under its agreement with the Registrant, Eaton Vance has been engaged to administer the Funds' affairs, subject to the supervision of the Board of Trustees, and shall furnish for the use of the Funds office space and all necessary office facilities, equipment and personnel for administering the affairs of the Funds.

     (e) The transfer and dividend disbursing agent is First Data Investor Services Group, P.O. Box 5123, Westborough, MA 01581-5123 (the "Transfer Agent").

     (f) The ratio of expenses to average net assets of each Fund for the fiscal period ended October 31, 1996, was:

                  Capital Exchange Fund              0.76%
                  Depositors Fund of Boston          0.79%
                  Diversification Fund               0.74%
                  Fiduciary Exchange Fund            0.81%
                  Second Fiduciary Exchange Fund     0.78%
                  The Exchange Fund of Boston        0.72%

Item 6. CAPITAL STOCK AND OTHER SECURITIES

     (a) (i), (ii) and (iii) The Registrant may issue an unlimited number of shares of beneficial interest (no par value per share) in one or more series (such as the Funds). Each share of a Fund represents an equal proportionate beneficial interest in the Fund. When issued and outstanding, the shares are fully paid and nonassessable by the Trust. Shareholders are entitled to one vote for each full share held. Fractional shares may be voted proportionately. Shares have no preemptive or conversion rights and are freely transferable. In the event of the liquidation of a Fund, shareholders are entitled to share pro rata in the net assets of that Fund available for distribution to shareholders.

     Registrant incorporates by reference information concerning interests in the Portfolio from "Organization of the Fund and the Portfolio" in the Feeder Fund prospectus.

     (b) Not applicable

     (c) Not applicable

     (d) The other series of the Registrant is Vance Sanders Exchange Fund. This series has no preference over the securities being offered.

     (e) Shareholder inquiries should be forwarded to the Registrant's office at 24 Federal Street, Boston, Massachusetts 02110.

     (f) Distributions from net investment income are paid at least quarterly. These distributions are paid in shares of each Fund computed at net asset value, subject to an option to each shareholder to elect to be paid in cash. Net realized long-term capital gains are retained by the respective Fund as described below.

     (g) (i) Since each Fund intends to distribute substantially all of its net investment income to shareholders, it is not expected that the Funds will be required to pay any federal income taxes on such income. However, shareholders of a Fund normally will have to pay federal income taxes and any state or local taxes, on distributions from investment income.

     (ii) Since each Fund retains any net realized long-term capital gain and pays the federal tax thereon, shareholders include in their personal federal income tax return their proportionate share of such gains (as allocated by the Portfolio to the Fund), take a credit for the payment of taxes thereon and increase the tax cost basis of their shares by an amount equal to such gains less the taxes paid. Each Fund provides each shareholder with information regarding the shareholder's federal income tax treatment of any undistributed realized long-term capital gain retained by that Fund.

     (iii) After the end of each calendar year, each shareholder receives information for tax purposes regarding the distributions paid during the year and the amount of any distributions eligible for the dividends received deduction for corporations.

     (iv) Registrant incorporates by reference information concerning the tax consequences of certain of the Portfolio's practices from "Distribution and Taxes" in the Feeder Fund's prospectus.

     (h) The Trustees of the Trust have considered the advantages and disadvantages of investing the assets of each Fund in the Portfolio, as well as the advantages and disadvantages of the two-tier format. Such investment affords the potential for economies of scale for each Fund and may over time result in lower expenses. In addition to selling an interest to the Funds, the Portfolio may sell interests to other affiliated and non-affiliated mutual funds or institutional investors. Such investors may have different fees than the Funds, but will invest in the Portfolio on the same terms and conditions and will pay a proportionate share of the Portfolio's expenses. Information regarding other investors in the Portfolio may be obtained by contacting Eaton Vance Distributors, Inc., 24 Federal Street, Boston, MA 02110 (617) 482-8260. Whenever a Fund as an investor in the Portfolio is requested to vote on matters pertaining to the Portfolio (other than the termination of the Portfolio's business, which may be determined by the Trustees of the Portfolio without investor approval), the Fund will hold a meeting of Fund shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from Fund shareholders. A Fund shall vote shares for which it receives no voting instructions in the same proportion as the shares for which it receives voting instructions. Other investors in the Portfolio may alone or collectively acquire sufficient voting interests in the Portfolio to control matters relating to the operation of the Portfolio, which may require a Fund to withdraw its investment in the Portfolio or take other appropriate action.

     In the event a Fund withdraws all of its assets from the Portfolio, or the Board of Trustees of the Registrant determines that the investment objective of the Portfolio is no longer consistent with the investment objective of the Fund, such Trustees would consider what action might be taken, including investing the assets of the Fund in another pooled investment entity or retaining an investment adviser to manage the Fund's assets in accordance with its investment objective. A Fund's investment performance may be affected by a withdrawal of all its assets (or the assets of another investor) from the Portfolio.

Item 7. PURCHASE OF SECURITIES BEING OFFERED

     (a), (c) - (g) Not applicable. Registrant does not offer shares of the Funds for sale.

     (b) Each  Fund  values  its  shares  once on each  day the New  York  Stock
Exchange (the "Exchange") is open for trading, as of the close of regular trading on the Exchange (normally 4:00 p.m. New York time). Each Fund's net asset value per share is determined by its custodian, Investors Bank & Trust Company ("IBT"), (as agent for the Registrant) in the manner authorized by the Trustees of the Trust. Net asset value is computed by dividing the value of that Fund's total assets, less its liabilities, by the number of Fund shares outstanding. Because each Fund invests its assets in an interest in the Portfolio, the Fund's net asset value will reflect the value of its interest in the Portfolio (which, in turn, reflects the underlying value of the Portfolio's assets and liabilities).

     Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from "Valuing Fund Shares" in the Feeder Fund prospectus. For further information, see Item 19 of Part B.

Item 8. REDEMPTION OR REPURCHASE OF REGISTRANT'S SHARES

     A shareholder has the right to redeem Fund shares by delivering to the Transfer Agent during its business hours a written request in good order plus any share certificates, or stock powers if no certificates have been issued. Redemption will be made at the net asset value next computed after such delivery. Good order means that all relevant documents must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed by a member of either the Securities Transfer Association's STAMP program or the New York Stock Exchange's Medallion Signature Program, or certain banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations as required by a regulation of the Securities and Exchange Commission (the "Commission") acceptable to the Transfer Agent. In addition, in some cases, good order may require the furnishing of additional documentation if shares are registered in the name of a corporation, partnership or fiduciary. Payment will be made within seven days of the receipt of the aforementioned documents.

     In addition to the redemption of shares in the manner described above, the Registrant, for the convenience of its shareholders, has authorized Eaton Vance to act as its agent in the repurchase of Fund shares. Eaton Vance will normally accept orders to repurchase shares by wire or telephone from investment dealers for their customers at the net asset value next computed after receipt of the order by the dealer if such order is received by Eaton Vance prior to its close of business that day. It is the dealer's responsibility to transmit promptly the repurchase order to Eaton Vance. These repurchase arrangements do not involve a charge to the shareholder by either the Registrant or its agent; however, investment dealers may make a charge to the shareholder. Payment will be made within seven days of the receipt of an order to repurchase provided that the certificates, or a stock power if no certificates have been issued, have been delivered to the Transfer Agent in good order as described above.

     The Registrant reserves the right to pay the redemption or repurchase price of Fund shares in whole or in part by a distribution of portfolio securities in lieu of cash if, in the opinion of management, it seems advisable to do so; normally, when the redemption or repurchase price equals or exceeds $2,500 portfolio securities will be used by the Registrant. Any portfolio securities so distributed will be valued at the figure at which they were appraised in computing the net asset value of the Portfolio. If the portfolio securities so distributed are sold by the redeeming shareholder brokerage commissions or other transaction costs will be incurred in connection with such sale.

     The right to redeem shares of a Fund can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the Commission, or during any emergency as determined by the Commission which makes it impracticable for the Portfolio or a Fund to dispose of its securities or value its assets, or during any other period permitted by order of the Commission for the protection of investors.

Item 9. PENDING LEGAL PROCEEDING

     Not applicable

                                     PART B


Item 10. COVER PAGE

     Not applicable

Item 11. TABLE OF CONTENTS

     Not applicable

Item 12. GENERAL INFORMATION AND HISTORY

     The assets of each corporation will be transferred to the corresponding successor Fund in exchange for shares of the successor Fund on October 31, 1997.

Item 13. INVESTMENT OBJECTIVES AND POLICIES

     (a) - (c) Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Additional Information about Investment Policies" and "Investment Restrictions" in the Feeder Fund SAI. Each Fund is subject to the same investment restrictions as the Portfolio. The Portfolio's portfolio turnover rate for the period from the start of business December 31, 1995 to October 31, 1996 was 6%. Each Fund's portfolio turnover rate for the fiscal periods indicated was as follows:

                                         Fiscal                    Portfolio
       Fund                              Year End                  Turnover Rate
       ----                              --------                  -------------

       Capital Exchange Fund             October 31, 1995          2%

       Depositors Fund of Boston         March 31, 1996            2%

       Diversification Fund              May 31, 1996              13%

       Fiduciary Exchange Fund           December 31, 1995         3%

       Second Fiduciary Exchange Fund    December 31, 1995         12%

       The Exchange Fund of Boston       June 30, 1996             3%


     (d) Not applicable


Item 14. MANAGEMENT OF THE REGISTRANT

     Registrant incorporates by reference additional information concerning the management of the Portfolio from "Trustees and Officers" in the Feeder Fund SAI. Persons serving as officers and Trustees of the Portfolio hold the same positions with the Registrant and the Board of Trustees of Registrant has the same committees with the same composition as the committees of the Portfolio's Board.

     (c) The fees and expenses of those Trustees of the Registrant and the Portfolio who are not members of the Eaton Vance organization (noninterested Trustees) are paid by the Registrant and the Portfolio, respectively. (The Trustees of the Registrant and the Portfolio who are members of the Eaton Vance organization receive no compensation from the Registrant or the Portfolio.) For the twelve months ended October 31, 1996, the noninterested Trustees of the Registrant and the Portfolio earned the following compensation in their capacities as Directors and/or Trustees from the corporations, the Portfolio and the funds in the Eaton Vance fund complex(1):

                       Donald R.      Samuel L.    Norton H.  John L.    Jack L.
                       Dwight         Hayes, III   Reamer     Thorndike  Treynor

Capital Exchange      $  915(2)(a)  $  877(3)(a)      $871       $904      $928
  Fund, Inc.
Depositors Fund          962(2)(b)   1,107(3)(b)     1,066      1,129     1,084
  of Boston, Inc.
Diversification          963(2)(c)   1,107(3)(c)     1,066      1,129     1,084
  Fund, Inc.
Fiduciary Exchange     1,130(2)(d)   1,352(3)(d)     1,293      1,385     1,314
  Fund, Inc.
Second Fiduciary       1,130(2)(e)   1,352(3)(e)     1,293      1,385     1,314
  Exchange Fund, Inc.
The Exchange Fund      1,130(2)(f)   1,352(3)(f)     1,293      1,385     1,314
  of Boston, Inc.
Aggregate from         1,617(2)(g)   1,740(3)(g)     1,672      1,773     1,772
   the Portfolio
Total Compensation      142,500(h)    153,750(h)   142,500    147,500   147,500
   from Registrant
   and Complex


(1) As of November 1, 1997, the Eaton Vance fund complex will consist of 166 registered investment companies or series thereof.

(2)  Includes  deferred  compensation as follows:  (a) $128, (b) $337, (c) $337,
     (d) $443, (e) $443, (f) $442, (g) $1,617, (h) $42,500

(3)  Includes  deferred  compensation as follows:  (a) $400, (b) $446, (c) $445,
     (d) $446, (e) $446, (f) $446, (g) $1,740, (h) $37,500


     Trustees of the Portfolio that are not affiliated with its investment adviser, BMR, may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the " Trustees' Plan"). Under the Trustees' Plan, an eligible Trustee may elect to have his deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Trustees' Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees in accordance with the Trustees' Plan will have a negligible effect on the Portfolio's assets, liabilities, and net income, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee. Neither the Registrant nor the Portfolio has a retirement plan for Trustees.

Item 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     (a) Not applicable

     (b) As of October 29, 1997, the Trustees and officers of the Registrant, as a group, owned in the aggregate less than 1% of the outstanding shares of each Fund. To the knowledge of the Registrant no person of record or beneficially owned 5% or more of a Fund's shares, except the following shareholders who owned of record the approximate percentage of outstanding shares indicated after their names as of October 29, 1997:

Capital Exchange Fund, Inc. - Patterson & Co., Philadelphia, PA (9.80%) and Arthur F. Albert, Trustee of Arthur F. Albert Trust U/A dated 10/3/78, Glenview, IL (7.54%); Depositors Fund of Boston, Inc. - Walter S. Rosenberry, III, Trustee with Sarah Maud W. Silversten U/A dated 10/20/81, St. Paul, MN (12.63%); Diversification Fund, Inc. - William T. Ragland, Jr., Trustee for William T. Ragland UTI dated 9/22/52 Winston-Salem, NC (6.66%), Ruby H. Bryan, Goldsboro, NC (6.37%), Laurie M. Cummins, Trustee FBO Laurie M. Cummins Rev. Liv. Trust, Santa Barbara, CA (5.86%) and Smith Barney Shearson, Inc., New York, NY, broker-dealers, (5.05%) which it held on behalf of its customers who are the beneficial owners of such shares and as to which it has voting power under certain limited circumstances. Fiduciary Exchange Fund, Inc. - Bank of America, Trustee for the benefit of Benjamin P. Douglass U/A dated 4/14/50 (6.68%) and Dengel & Co., c/o Fiduciary Trust Company of New York, NY (5.84%); The Exchange Fund of Boston, Inc. - Lee Family Lim. Partnership, Ithaca, NY (5.05%).

Item 16. INVESTMENT ADVISORY AND OTHER SERVICES

     (a) - (d)  Registrant  incorporates  by  reference  information  concerning
investment   advisory  and  other  services   provided  to  the  Portfolio  from
"Investment Adviser and Administrator" in the Feeder Fund SAI.

     Prior to investing in the Portfolio, each Fund retained Eaton Vance as investment adviser. The management fees paid by each Fund to Eaton Vance for the three most recent fiscal years were: Capital Exchange Fund, Inc. - for the period from November 1 through 30, 1995 and for the fiscal years ended October 31, 1995 and 1994 - $60,464, $634,427 and $559,424, respectively.

     Depositors Fund of Boston, Inc. - for the fiscal years ended March 31, 1996 and 1995 - $429,804 and $350,354, respectively.

     Diversification Fund, Inc. - for the fiscal years ended May 31, 1996 and 1995 - $429,320 and $415,321, respectively.

     Fiduciary Exchange Fund, Inc. - for the period from January 1, 1996 through June 30, 1996, and for the fiscal years ended December 31, 1995 and 1994 - $182,843, $364,898 and $331,349, respectively.

     Second Fiduciary Exchange Fund, Inc. - for the period from January 1, 1996 through June 30, 1996, and for the fiscal years ended December 31, 1995 and 1994
- $256,322, $438,395 and $399,325, respectively.

     The Exchange Fund of Boston, Inc. - for the fiscal years ended June 30, 1996 and 1995 - $482,131 and $402,696, respectively.

     (e) - (g) Not applicable

     (h) and (i) Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, acts as custodian for the Registrant and the Portfolio. IBT has custody of all cash and securities representing each Fund's interest in the Portfolio, has custody of all the Portfolio's assets, maintains the general ledger of the Portfolio and each Fund and computes the daily net asset value of interests in the Portfolio and the net asset value of shares of each Fund. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with the Portfolio's investments, receives and disburses all funds, and performs various other ministerial duties upon receipt of proper instructions from the Registrant and the Portfolio. IBT charges fees which are competitive within the industry. A portion of the fee relates to custody, bookkeeping and valuation services and is based upon a percentage of the Fund's and the Portfolio's net assets and a portion of the fee relates to activity charges, primarily the number of portfolio transactions. These fees are then reduced by a credit for cash balances of the particular investment company at the custodian equal to 75% of the 91-day, U.S. Treasury Bill auction rate applied to the particular investment company's average daily collected balances for the week. Landon T. Clay, a Trustee of the Registrant and the Portfolio, owns approximately 13% of the voting stock of Investors Financial Services Corp., the holding company parent of IBT. In view of Mr. Clay's interest in IBT, the Portfolio and each Fund is treated as a self-custodian pursuant to Rule 17f-2 under the Investment Company Act of 1940, and the Portfolio's and each Fund's investments held by IBT as custodian are thus subject to the additional examinations by the independent certified public accountants of the Portfolio and the Funds as called for by such Rule. For the fiscal year ended October 31, 1996, the Funds and the Portfolio paid IBT the following amounts:

                    Capital Exchange Fund, Inc.               $   17,988
                    Depositors Fund of Boston, Inc.                6,406
                    Diversification Fund, Inc.                     4,711
                    Fiduciary Exchange Fund, Inc.                 17,146
                    Second Fiduciary Exchange Fund, Inc.          24,456
                    The Exchange Fund of Boston, Inc.              2,205
                    Portfolio                                    125,097

     Deloitte & Touche LLP, 125 Summer Street, Boston, Massachusetts are the independent certified public accountants for each Fund and the Portfolio. As such they provide customary professional services in connection with the audit function for a management investment company, including services leading to the expression of an opinion on the financial statements in the annual report to shareholders and preparation of federal tax returns.

Item 17. BROKERAGE ALLOCATION AND OTHER PRACTICES

     Registrant incorporates by reference information concerning the brokerage practices of, and brokerage commissions paid by, the Portfolio from "Portfolio Security Transactions" in Part I of the Feeder Fund SAI.

     Prior to investing in the Portfolio, each Fund invested directly in securities. During the fiscal periods indicated, each Fund paid brokerage commissions as follows:

     Capital Exchange Fund - During its fiscal years ended October 31, 1995 and 1994, the Registrant paid brokerage commissions of $4,641 and $5,058, respectively, on portfolio security transactions. Of the total brokerage commission of $4,641 and $5,058, respectively, paid during the fiscal years ended October 31, 1995 and 1994, approximately $2,220 and $3,857, respectively, was paid in respect of portfolio security transactions aggregating approximately $1,725,932 and $2,255,497, respectively, to firms which provided some research services to Eaton Vance (although many of such firms may have been selected in any particular transaction primarily because of their execution capabilities).

     Depositors Fund of Boston - During its fiscal years ended March 31, 1996 and 1995, the Registrant paid brokerage commissions of $5,100 and $1,776, respectively, on portfolio security transactions all of which was paid in respect of portfolio security transactions aggregating approximately $3,340,936 and $1,694,221, respectively, to firms which provided some research services to Eaton Vance (although many of such firms may have been selected in any particular transaction primarily because of their execution capabilities).

     Diversification Fund - During its fiscal years ended May 31, 1996 and 1995, the Registrant paid brokerage commissions of $21,000 and $18,245, respectively, on portfolio security transactions. Of the total brokerage commission of $21,000 and $18,245, respectively, paid during the fiscal years ended May 31, 1996 and 1995, approximately $19,500 and $15,454, respectively, was paid in respect of portfolio security transactions aggregating approximately $10,323,400 and $6,684,989, respectively, to firms which provided some research services to Eaton Vance (although many of such firms may have been selected in any particular transaction primarily because of their execution capabilities).

     Fiduciary Exchange Fund - During the six-month period from January 1, 1996 through June 30, 1996 and it fiscal years ended December 31, 1995 and 1994, this Fund paid brokerage commissions of $4,800, $2,285 and $8,004, respectively, on portfolio security transactions. Of the total brokerage commission of $4,800, $2,285 and $8,004, respectively, paid during the fiscal years ended December 31, 1995 and 1994, approximately $4,800, $1,635 and $7,204, respectively, was paid in respect of portfolio security transactions aggregating approximately $2,034,588, $876,626 and $4,085,537, respectively, to firms which provided some research services to Eaton Vance (although many of such firms may have been selected in any particular transaction primarily because of their execution capabilities).

     Second Fiduciary Exchange Fund - During the six-month period from January 1, 1996 through June 30, 1996 and its fiscal years ended December 31, 1995 and 1994, this Fund paid brokerage commissions of $11,190, $17,223 and $17,550, respectively, on portfolio security transactions. Of the total brokerage commission of $11,190, $17,223and $17,550, respectively, paid during the fiscal years ended December 31, 1995 and 1994, approximately $11,190, $16,743 and $14,850, respectively, was paid in respect of portfolio security transactions aggregating approximately $4,191,310, $9,439,153 and $6,644,493, respectively, to firms which provided some research services to Eaton Vance (although many of such firms may have been selected in any particular transaction primarily because of their execution capabilities).

     The Exchange Fund of Boston - During its fiscal years ended June 30, 1996 and 1995, this Fund paid brokerage commissions of $5,700 and $6,150, respectively, on portfolio security transactions. Of the total brokerage commission of $5,700 and $6,150, respectively, paid during the fiscal years ended June 30, 1996 and 1995, approximately $5,700 and $2,400, respectively, was paid in respect of portfolio security transactions aggregating approximately $3,811,802 and $1,642,049, respectively, to firms which provided some research services to Eaton Vance (although many of such firms may have been selected in any particular transaction primarily because of their execution capabilities).

Item 18. CAPITAL STOCK AND OTHER SECURITIES

     (a) The Declaration of Trust may be amended by the Trustees when authorized by a majority of the outstanding voting securities of the Trust affected by the amendment. The Trustees may also amend the Declaration of Trust without the vote or consent of shareholders to change the name of the Trust or any series or to make such other changes as do not have a materially adverse effect on the rights or interests of shareholders or if they deem it necessary to conform the Declaration to the requirements of federal laws or state laws or regulations. The Trust or any series may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the shares outstanding and entitled to vote at any meeting of shareholders of the Trust or the appropriate series, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the shares of the Trust or a series, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a series entitled to vote thereon shall be sufficient authorization; or (2) by means of an instrument in writing signed by a majority of the Trustees, to be followed by a written notice to shareholders stating that a majority of the Trustees has determined that the continuation of the Trust or a series is not in the best interest of the Trust, or such series or of their respective shareholders.

     As permitted by Massachusetts law, there will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Trust holding office have been elected by shareholders. In such an event the Trustees then in office will call a shareholder's meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the shareholders in accordance with the Trust's By-Laws, the Trustees shall continue to hold office and may appoint successor Trustees.


     The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. In addition, the By-laws of the Trust provide that no natural person shall serve as a Trustee of the Trust after the holders of record of not less than two-thirds of the outstanding shares have declared that he be removed from office either by declaration in writing filed with the custodian of the assets of the Trust or by votes set in person or by proxy at a meeting called for the purpose. The By-laws further provide that under certain circumstances the shareholders may call a meeting to remove a Trustee and that the Trust is required to provide assistance in communicating with shareholders about such a meeting. The By-laws also provide that the Trustees shall promptly call a meeting of shareholders for the purpose of voting upon a question of removal of a Trustee when requested so to do by the record holders of not less than 10 per centum of the outstanding shares.

     Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Trust's Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the Trust's By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. (The Declaration also contains provisions limiting the liability of a series or class to that series or class). Moreover, the Trust's By-laws also provide for indemnification out of the property of a Fund of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. The assets of a Fund are readily marketable and will ordinarily substantially exceed its liabilities. In light of the nature of the Funds' business and the nature of their assets, management believes that the possibility of a Fund's liabilities exceeding its assets, and therefore the shareholder's risk of personal liability, is extremely remote.

     In accordance with the Declaration of Trust of the Portfolio, there will normally be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

     The Declaration of Trust of the Portfolio provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interest have removed him from that office either by a written declaration filed with the Portfolio's custodian or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

     The Declaration of Trust of the Portfolio provides that the Portfolio will terminate 120 days after the complete withdrawal of the Fund or any other investor in the Portfolio, unless either the remaining investors, by a majority vote at a meeting of such investors, or a majority of the Trustees of the Portfolio, by written instrument consented to by a majority of its investors, agree to continue the business of the Portfolio. This provision is consistent with treatment of the Portfolio as a partnership for federal income tax purposes.

     (b) Not applicable

Item 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

     (a) The Registrant does not offer shares of the Funds for sale.

     (b) Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Determination of Net Asset Value" in the Feeder Fund SAI.

     (c) Not applicable

Item 20. TAX STATUS

     Each Fund, as a series of a Massachusetts business trust, will be treated as a separate entity for accounting and tax purposes. Each Fund has met the requirements of subchapter M for the taxable year ending October 31, 1996 and intends to meet such requirements for the taxable year ending October 31, 1997. Accordingly, each Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute all of its net investment income in accordance with the timing requirements imposed by the Code, so as to avoid any federal income or excise tax on such income. The Funds' treatment of net realized long-term capital gains is discussed below. Because each Fund invests its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for a Fund to satisfy them. The Portfolio will allocate at least annually among its investors, including the Funds, each investor's distributive share of the Portfolio's net investment income and any other items of income, gain, loss, deduction or credit (other than net realized long-term capital gain which is discussed below). The Portfolio will make allocations to each Fund in accordance with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable the Fund to satisfy the tax distribution requirements that apply to a Fund and that must be satisfied in order to avoid federal income and/or excise tax on the Fund. For purposes of applying the requirements of the Code regarding qualification as a RIC, each Fund will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

     Allocated net realized long-term capital gains are normally retained by each Fund, and the Fund pays the federal tax thereon. When this is done, the shareholder includes in his personal income tax return his proportionate share of such gains (as allocated by the Portfolio to the Fund), takes a credit for the payment of taxes thereon, and increases the tax cost basis of his shares by an amount equal to such gains less the taxes paid. Due to regulations imposed by the Internal Revenue Service the Registrant is required to distribute net realized long-term capital gains (computed on the basis of the one-year period ending on October 31 of such year) and 100% of any income from the present year that was not paid out during such year and on which the Fund was not taxed. The Registrant therefore reserves the right to distribute such capital gains when required. Certain distributions, if declared in October, November or December and paid the following January, will be taxed to shareholders as if received on December 31 of the year in which they are declared.

     In order to avoid federal excise tax, the Code requires that each Fund distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its ordinary income (not including tax-exempt income) for such year, at least 98% of the excess of its realized capital gains over its realized capital losses, generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, and 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Fund was not taxed. Further, under current law, provided that a Fund qualifies as a RIC for federal income tax purposes and the Portfolio is treated as a partnership for Massachusetts and federal tax purposes, neither the Fund nor the Portfolio is liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

     Foreign exchange gains and losses realized by the Portfolio and allocated to a Fund in connection with the Portfolio's investments in foreign securities and certain options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in securities and offsetting options, swaps, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may, upon allocation of the Portfolio's income, gain or loss to a Fund, affect the amount, timing and character of the Fund's distributions to shareholders. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to preserve a Fund's qualification as a RIC or avoid imposition of a tax on the Fund.

     The Portfolio will allocate at least annually to each Fund and its other investors their respective distributive shares of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's fiscal year on certain options and futures transactions that are required to be marked-to-market). Such amounts (except as described above) will be distributed by each Fund to its shareholders in cash or additional shares, as they elect. Shareholders of each Fund will be advised of the nature of the distributions.

     Certain investors in the Portfolio, including the Funds and other RICs, have acquired interests in the Portfolio by contributing securities. Due to tax considerations, during the first five years following the contribution of securities to the Portfolio by an investor, such securities will not be distributed to any investor other than the investor who contributed those securities. Investors who acquire an interest in the Portfolio by contributing securities and who redeem that interest within five years thereafter will generally receive back one or more of the securities they contributed. In partial redemptions by such investors during this period, the Portfolio will attempt to accommodate requests to distribute initially those contributed securities and share lots with the highest cost basis.

     The Portfolio has significant holdings of highly appreciated securities that were contributed to the Portfolio by investors other than the Funds. If such securities were to be sold, the resulting capital gain would be allocated disproportionately among the Portfolio's investors, with the result that the Funds would not be subject to taxation on any gain arising prior to the contribution of the securities to the Portfolio. If any appreciated securities to be contributed to the Portfolio by a Fund are sold, the resulting capital gain would be allocated to that Fund.

     Any loss realized upon the redemption or exchange of shares with a tax holding period of 6 months or less will be treated as a long-term capital loss to the extent of any distribution of net long-term capital gains with respect to such shares. All or a portion of a loss realized upon a taxable disposition of Fund shares may be disallowed under "wash sale" rules if other Fund shares are purchased (whether through reinvestment or dividends or otherwise) within 30 days before or after the disposition. Any disallowed loss will result in an adjustment to the shareholder's tax basis in some or all of the other shares acquired.

     Amounts paid by a Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number and certain required certifications, as well as shareholders with respect to whom the Fund has received notification from the Internal Revenue Service or a broker, may be subject to "backup" withholding of federal income tax from the Fund's taxable dividends and distributions and the proceeds of redemptions (including repurchases and exchanges) at a rate of 31%. An individual's taxpayer identification number is generally his or her social security number.

     Non-resident alien individuals, foreign corporations and certain other foreign entities generally will be subject to a U.S. withholding tax at a rate of 30% on a Fund's distributions from its ordinary income and the excess of its net short-term capital gain over its net long-term capital loss, unless the tax is reduced or eliminated by an applicable tax treaty. Distributions from the excess of a Fund's net long-term capital gain over its net short-term capital loss received by such shareholders and any gain from the sale or other disposition of shares of the Fund generally will not be subject to U.S. Federal income taxation, provided that non-resident alien status has been certified by the shareholder. Different U.S. tax consequences may result if the shareholder is engaged in a trade or business in the United States, is present in the United States for a sufficient period of time during a taxable year to be treated as a U.S. resident, or fails to provide any required certifications regarding status as a non-resident alien investor. Foreign shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of an investment in a Fund.

     Shareholders should consult their own tax advisers with respect to these or other special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in a Fund.

     The foregoing discussion does not describe many of the tax rules applicable to IRAs nor does it address the special tax rules applicable to certain other classes of investors, such as other retirement plans, tax-exempt entities, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to these or other special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in a Fund.

Item 21. UNDERWRITERS

     Not applicable because Registrant does not make a continuous offering of Fund shares.

Item 22. CALCULATION OF PERFORMANCE DATA

     Not applicable

Item 23. FINANCIAL STATEMENTS

     Registrant incorporates by reference the audited financial information for the Funds and the Portfolio contained in each Fund's shareholder report for the fiscal year ended October 31, 1996 and the financial information in the shareholder reports for the six months ended April 30, 1997 as previously filed electronically with the Commission as follows:

                    For Annual Report dated October 31, 1996

        FUND                                        ACCESSION NO.

        Capital Exchange Fund, Inc.             0000950156-97-000028
        Depositors Fund of Boston, Inc.         0000950156-97-000027
        Diversification Fund, Inc.              0000950156-97-000026
        Fiduciary Exchange Fund, Inc.           0000950156-97-000024
        Second Fiduciary Exchange Fund, Inc.    0000950156-97-000025
        The Exchange Fund of Boston, Inc.       0000950156-97-000031


                   For Semi-Annual Report dated April 30, 1997

        FUND                                        ACCESSION NO.

        Capital Exchange Fund, Inc.             0000950156-97-000533
        Depositors Fund of Boston, Inc.         0000950156-97-000517
        Diversification Fund, Inc.              0000950156-97-000515
        Fiduciary Exchange Fund, Inc.           0000950156-97-000514
        Second Fiduciary Exchange Fund, Inc.    0000950156-97-000516
        The Exchange Fund of Boston, Inc.       0000950156-97-000531

                                     PART C

                                OTHER INFORMATION

Item 24. FINANCIAL STATEMENTS AND EXHIBITS

(a) THE FOLLOWING FINANCIAL STATEMENTS ARE INCORPORATED BY REFERENCE TO THE FOLLOWING REPORTS TO SHAREHOLDERS:

                    For Annual Report dated October 31, 1996

FUND                                                ACCESSION NO.

Capital Exchange Fund, Inc.                     0000950156-97-000028
Depositors Fund of Boston, Inc.                 0000950156-97-000027
Diversification Fund, Inc.                      0000950156-97-000026
Fiduciary Exchange Fund, Inc.                   0000950156-97-000024
Second Fiduciary Exchange Fund, Inc.            0000950156-97-000025
The Exchange Fund of Boston, Inc.               0000950156-97-000031

For the Funds:
                  Statement of Assets and Liabilities
                  Statement of Operations
                  Statement of Changes in Net Assets
                  Financial Highlights
                  Notes to Financial Statements
                  Independent Auditor's Report

For the Portfolio:
                  Portfolio of Investments
                  Statement of Assets and Liabilities
                  Statement of Operations
                  Statement of Changes in Net Assets
                  Supplementary Data
                  Notes to Financial Statements
                  Independent Auditor's Report


                   For Semi-Annual Report dated April 30, 1997

FUND                                                ACCESSION NO.

Capital Exchange Fund, Inc.                     0000950156-97-000533
Depositors Fund of Boston, Inc.                 0000950156-97-000517
Diversification Fund, Inc.                      0000950156-97-000515
Fiduciary Exchange Fund, Inc.                   0000950156-97-000514
Second Fiduciary Exchange Fund, Inc.            0000950156-97-000516
The Exchange Fund of Boston, Inc.               0000950156-97-000531


For the Funds: (unaudited)
                  Statement of Assets and Liabilities
                  Statement of Operations
                  Statement of Changes in Net Assets
                  Financial Highlights
                  Notes to Financial Statements

For the Portfolio: (unaudited)
                  Portfolio of Investments
                  Statement of Assets and Liabilities
                  Statement of Operations
                  Statement of Changes in Net Assets
                  Supplementary Data
                  Notes to Financial Statements

(b)  Exhibits:

     (1) Declaration of Trust of the Registrant dated June 24, 1996, filed as Exhibit (1) to Amendment No. 19 and incorporated herein by reference.

     (2) By-laws of the Registrant dated June 24, 1996, filed as Exhibit (2) to Amendment No. 19 and incorporated herein by reference.

     (3)  Not Applicable

     (4)  Not Applicable

     (5)  Not Applicable

     (6)  Not Applicable

     (7) The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Directors. See in the Matter of Capital Exchange Fund, Inc. , Release No. IC-20671 (November 1, 1994).

     (8) Custodian Agreement dated August 30, 1996, filed as Exhibit (8) to Amendment No. 19 and incorporated herein by reference.

     (9) Administrative Services Agreement with Eaton Vance Management dated August 30, 1996, filed as Exhibit (9) to Amendment No. 19 and incorporated herein by reference.

     (10) Not Applicable

     (11) Not Applicable

     (12) Not Applicable

     (13) Not Applicable

     (14) Not Applicable

     (15) Not Applicable

     (16) Not Applicable

Item 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     Not Applicable

Item 26. NUMBER OF HOLDERS OF SECURITIES

                      (1)                               (2)

                                                   NUMBER OF RECORD
                  TITLE OF CLASS                        HOLDERS
             SHARES OF BENEFICIAL INTEREST       AS OF OCTOBER 29, 1997
             -----------------------------       -----------------------

         Capital Exchange Fund, Inc.                      329
         Depositors Fund of Boston, Inc.                  226
         Diversification Fund, Inc.                       283
         Fiduciary Exchange Fund, Inc.                    236
         Second Fiduciary Exchange Fund, Inc.             343
         The Exchange Fund of Boston, Inc.                265
         Vance Sanders Exchange Fund                      457


Item 27. INDEMNIFICATION

     Article IV of the Registrant's Declaration of Trust permits Trustee and officer indemnification by By-law, contract and vote. Article XI of the By-Laws contains indemnification provisions. Registrant's Trustees and officers are insured under a standard mutual fund errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their capacities as such.

Item 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     Registrant incorporates herein by reference the information set forth under the caption "Investment Adviser and Administrator" from the Feeder Fund's SAI.

Item 29. PRINCIPAL UNDERWRITERS

     Not applicable because Registrant does not make a continuous offering of its shares.

Item 30. LOCATION OF ACCOUNTS AND RECORDS

     All applicable accounts, books, and documents required to be maintained by Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, and the Registrant's transfer agent, First Data Investor Services Group, 4400 Computer Drive, Westborough, Massachusetts 01581-5120, with the exception of certain corporate documents and portfolio trading documents as prescribed and listed in Rules 31a-1(b), (4), (5), (6), (7), (9), (10), and (11) which are in the possession and custody of the Registrant's Treasurer at 24 Federal Street, Boston, Massachusetts 02110. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Portfolio's investment adviser, BMR, 24 Federal Street, Boston, Massachusetts 02110.

Item 31. MANAGEMENT SERVICES

     Not Applicable

Item 32. UNDERTAKINGS

     Not Applicable

                                    SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the 31st day of October, 1997.



                            EATON VANCE SERIES TRUST



                            By /s/ James L. O'Connor
                              -------------------------------
                              James L. O'Connor, Treasurer

                                  EXHIBIT INDEX


The following exhibits are filed as part of this Registration Statement.




EXHIBIT NO.          DESCRIPTION